EXHIBIT 99

AGREEMENT

The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 13, 2004

/s/ Nancy T. Chang

Nancy T. Chang

AMC VENTURES, L.P. BY: APEX ENTERPRISES, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Nancy T. Chang

Nancy T. Chang, President

APEX ENTERPRISES, INC.

By:	/s/ Nancy T. Chang

Nancy T. Chang, President